Exhibit 10.9

NEITHER THE ISSUANCE OF THIS CONVERTIBLE NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES INTO WHICH THIS NOTE MAY CONVERT MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT.

$10,000	CONVERTIBLE PROMISSORY NOTE	September 2, 2016

THIS CONVERTIBLE PROMISSORY NOTE (the "Note") is a duly authorized Convertible Note of Smoofi, Inc., a Nevada corporation (the "Borrower").

FOR VALUE RECEIVED, the Borrower therefore promises to pay Wendy Moore, an individual residing in Orange County, California (“Holder”), the principal sum of $10,000 (the "Principal Amount") or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the "Outstanding Principal Amount") thirty-six (36) months from the date of issuance (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount ("Interest") in a lump sum on the Maturity Date, at the rate of Eight percent (8%) per Annum (the “Interest Rate”) from the date of issuance.

Accrual of Interest shall commence on the date of this Note and continue until the Borrower repays or provides for repayment in full the Outstanding Principal Amount and all accrued but unpaid Interest. Accrued and unpaid Interest shall bear Interest at the Rate until paid, compounded monthly. The Outstanding Principal Amount of this Note is payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Borrower as designated in writing by the Holder from time to time. The Borrower may prepay principal and interest on this Note at any time before the Maturity Date.

The Borrower will pay the Outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address appearing on the Note Register.

This Note is subject to the following additional provisions:

1.             All payments on account of the Outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

2.             The Holder of this Note with not less than sixty (60) day notice to the Borrower, or earlier if such notice period is waived by the Borrowers President or CEO and its Secretary or CFO, and ending on the earlier of (i) the Maturity Date, or (ii) the date of full payment of principal and interest due under this Note, is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price equal to Fifty percent (50%) of the trailing average highest closing Bid price of the Borrower’s Common Stock as published at www.OTCMarkets.com on the date of Holders Notice of Conversion, unless otherwise modified by mutual Note between the Parties (the "Conversion Price") (The Common stock into which the Note is converted shall be referred to in this Note as "Conversion Shares"). The Borrower will not be obligated to issue fractional Conversion Shares. The Holder may convert this Note into Common Stock by surrendering the Note to the Borrower, with the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. If the Borrower is unable to issue any shares under this provision due to the fact that there is an insufficient number of authorized and unissued shares available, the Holder promises not to force the Borrower to issue these shares or trigger an Event of Default, provided that Borrower takes immediate steps required to get the appropriate level of approval from shareholders or the board of directors, where applicable to raise the number of authorized shares to satisfy the Notice of Conversion.

The Borrower will not issue fractional shares or scrip representing fractions of shares of Common Stock on conversion, but the Borrower will round the number of shares of Common Stock issuable up to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Borrower of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be sent by email to the Borrower, to the attention of the CEO, President or CFO. The Holder will deliver this Note, together with original executed copy of the Notice of Conversion, to the Borrower within three (3) business days following the Conversion Date. At the Maturity Date, the Borrower will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Borrower, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

Notwithstanding the foregoing conversion privilege, in no event shall Borrower have the right to convert into, nor shall the Borrower issue to such Holder, shares of Common Stock to the extent that such conversion would result in the Holder and its affiliates together beneficially owning more than 9.99% of the then issued and outstanding shares of Common Stock. If the number of shares issued to Holder is greater than 4.99% of the total issued common stock of the Borrower, the Borrower must notify the Holder immediately. For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

3.             No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed.

4.             If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

5.             Events of Default

5.1.        A default shall be deemed to have occurred upon any one of the following events:

5.1.1.        Withdrawal from registration of the Borrower under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary.

5.1.2.        Borrower filing for bankruptcy protection under the federal bankruptcy laws, the calling of a meeting of creditors, or any act of insolvency under any state law regarding insolvency, without written notification to the Holder within five business days of such filing, meeting or action.

5.1.3.        The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.

5.1.4.        Failure to pay the principal and unpaid but accrued interest on the Note when due.

5.1.5.        Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

5.1.6.        Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower's ability to continue as a "going concern" shall not be an admission that the Borrower cannot pay its debts as they become due.

5.1.7.        The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

5.1.8.        The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

5.1.9.        In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Note (including but not limited to the provision to irrevocable reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Holder and the Borrower.

5.1.10.      The failure by Borrower to pay any and all Post-Closing Expenses as defined herein.

5.1.11.      From and after the initial trading, listing or quotation of the Common Stock on a Principal Market, an event resulting in the Common Stock no longer being traded, listed or quoted on a Principal Market; failure to comply with the requirements for continued quotation on a Principal Market; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for seven (7) trading days following such notification.

5.2.    Default remedies. Upon the occurrence and during the continuation of any Event of Default specified in Section 5.1. (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 5.1., THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGTAIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN)). Upon the occurrence and during the continuation of any Event of Default specified in Sections 5.1. (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note, 5.1.1, 5.1.2, 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.9, 5.1.10, 5.1.11 exercisable through the delivery of written notice to the Borrower by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified in the remaining sections of Section 5.1. (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 5.1. hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and (y) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of such breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

6.             Prepayment. At any time that the Note remains outstanding, upon not less than five business days' written notice (the "Prepayment Notice") to the Holder, the Borrower may pay 110% of the entire Outstanding Principal Amount of the Note plus any accrued but unpaid Interest. If the Borrower gives written notice of prepayment, the Holder shall agree to withhold any attempts to convert the Convertible Note for a period of (3) business days beginning upon receipt of the Prepayment Notice. Should the Borrower fail to make the Prepayment within the (3) business days, the Holder shall regain its right to convert the Note into shares of Common Stock of the Borrower.

7.             The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Borrower shall:

(a)	give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;
(b)	give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined below) on the financial condition of the Borrower;
(c)	at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Outstanding Principal Amount of this Note into Common Stock.

"Material Adverse Effect" means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Borrower that is material and adverse to the Borrower and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Borrower to perform any of its obligations under any of the Transaction Documents to which it is a party.

8.             Upon receipt by the Borrower of evidence from the Holder reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note,

(a)	in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or
(b)	in the case of mutilation, upon surrender and cancellation of this Note, then the Borrower at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

9.             If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then the entire Note shall be rescinded, the for the remaining principal amount plus accrued interest due to Holder not converted by the Holder in accordance with this Note shall be returned in its entirety and any Conversion Shares in the possession or control of the Holder together with the difference between the amount of principal and interest paid by Borrower and the gross amount of the proceeds received by Holder, or its designee, if any, shall be returned together with the remaining Conversion Shares to the Borrower.

10.          The Note and the Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and Note between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

11.          This Note shall be governed by and construed in accordance with the laws of the State of California.

12.          Conditions. The Borrower acknowledges the Holder's participation in respect to this Note is on a conditions permitting basis. In the event that the transaction risk profile substantially changes, market pricing or implied volatility substantially change, due diligence raises concerns or any other conditions material to the funding of this Note, the Holder reserves the right to terminate the Note at any time before delivering the cash consideration to Borrower, as described herein.

13.          Notices. All payments and any notice required or permitted to be served hereunder shall be in writing and shall be delivered personally, or by express, overnight or courier service, by regular or certified mail, or by facsimile transmission (with a confirming copy sent by mail, registered or certified, return receipt requested) addressed as follows, or to such other address as any party hereto may for itself designate by written notice in accordance herewith:

To Borrower:

Smoofi Inc..

1031 Calle Recodo Ste B

Suite 4217

San Clemente, CA 92673

Tel: 949.973.0684

Email: info@smoofi.com

With a copy by email only to (which copy shall not constitute notice):

Email:

To Holder:

Wendy Moore

Email:

Notice shall be deemed properly given on the date received or postmarked, whichever is earlier.

1.	Miscellaneous

1.1.        Counterparts. This Note may be executed in any number of counterparts by original, facsimile or email signature. All executed counterparts shall constitute one Note not withstanding that all signatories are not signatories to the original or the same counterpart. Facsimile and scanned signatures are considered original signatures.

1.2.        Severability. This Note is not severable. If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then, at Holders election, the entire Note shall be rescinded, the consideration proffered by the Holder for the remaining principal amount plus accrued interest not converted by the Holder in accordance with this Note shall be returned in its entirety, with the right of offset to Borrower for the gross proceeds of any of the Conversion Shares sold by Holder prior to a court’s decision that any term in this Note is unenforceable, or for the Market Value of the Conversion Shares which, for any reason such shares are undeliverable to Borrower, and any Conversion Shares in the possession or control of the Holder shall be returned to Borrower.

1.3.        Legal Fees. Except as provided in this Note, each Party will bear its own legal expenses in the execution of this Note. If the Borrower defaults and the Holder is required to expend funds for actual legal fees and expenses, such costs will be reimbursed to the Holder, solely by the Borrower.

1.4.        Trading Activities. Neither the Holder nor his/their affiliates has an open short position in the Common Stock of Borrower, and the Holder agrees that he/they shall not, and that he/they will cause his/their affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock of the Borrower.

1.5.              Modification. This Note and the Note may only be modified in a writing signed by all Parties.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

“Borrower”

Smoofi, Inc.

By: ____________________

Name: Fred G. Luke

Title: President

Exhibit A.

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_____________ of the principal amount of the Note and $ ____________ of unpaid accrued interest of the Note (defined below) into shares of Common Stock of Smoofi, Inc., a Nevada Corporation (the "Borrower") according to the conditions of the Convertible Promissory Note of the Borrower dated as of September 2, 2016 (the "Note"). No fee will be charged to the Holder or Holder's Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]       The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker: ______________________________________________

Account Number: _______________________________________________________

[ ]         The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below:

Wendy Moore

SSN #: ________________

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal Balance Due After This Conversion:

Signature:

Print Name: